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Contact:  Astrid Hindsmith
Ecomat, Inc.
147 Palmer Avenue
Mamaroneck, NY 10543
(914) 777 3600


PRESS RELEASE


MANARONECK, NY, January 22, 1998 - Ecomat, Inc. (Nasdaq: ECMT) announced today that Diane Weiser has resigned as President and Chief Executive Officer of the Company effective immediately. The Company's Board of Directors has appointed a Special Committee to make appropriate recommendations concerning the appointment of new executive officers, management of the Company's business and continued development of the Company's business plan.

Ecomat is the first cleaners and laundromat franchisor to offer total garment care using no toxic chemicals while it is energy-and water-saving.

Certain information contained in this press release is forward-looking. Actual results might differ materially from the forward-looking statements contained in this press release. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are changes in the development schedule or the number of facilities to be opened pursuant to the master franchise agreement and the default by the master franchisee of his obligations under the master franchise agreement.







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